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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                          OF SALT HOLDINGS CORPORATION

It is hereby certified that:

l. The present name of the corporation (hereinafter called the "corporation") is Salt Holdings Corporation.

2. The name under which the corporation was originally incorporated is IMC Potash Corporation and the date of filing of the corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware is December 17, 1993.

3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the corporation's Certificate of Incorporation.

4. The amendments and restatement herein certified have been duly adopted by the Board of Directors of the Corporation (the "Board") and the shareholders of the Corporation as prescribed by Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

5. The Certificate of Incorporation of the corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

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                              AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                            SALT HOLDINGS CORPORATION

                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
                      OF SECTION 242 AND 245 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

          This corporation was originally incorporated on December 17, 1993. The name under which this corporation was originally incorporated is IMC Potash Corporation.

          FIRST:    The name of the Corporation is Salt Holdings Corporation
(the "Corporation").

          SECOND:   The address of the Corporation's registered office in the
State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware as it now exists or may hereafter be amended and supplemented.

          FOURTH:   The total number of shares of stock which the Corporation
shall have authority to issue is:

             (i) 9,500,000 shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock");

             (ii) 500,000 shares of Class B Common Stock, par value S.01 per share (hereinafter referred to as "Class B Common Stock"); and

             (iii) 150,000 shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

     The Corporation's Class A Common Stock and Class B Common Stock are referred to hereinafter, together, as the "Common Stock."

A.   Powers and Rights of Holders of Common Stock.

     1. Except as stated in this Subpart A of Article FOURTH, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have the same powers, preferences and rights.

     2. Except as may be otherwise required by law, and subject to the provisions of the Class B Common Stock and any series of Preferred Stock at the time outstanding, the holders of Class A Common Stock issued and outstanding shall have and

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          possess the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent, and the holders of Class B Common Stock shall have no voting rights or powers. The total number of shares of Class B Common which the Corporation shall have the authority to issue may be increased or decreased (but not below the number of shares thereof then outstanding) solely with the affirmative vote or consent of the holders of a majority of the outstanding shares of Class A Common Stock and without a separate class vote of the holders of Class B Common Stock.

     3. Each holder of Class A Common Stock issued and outstanding shall be entitled to one vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation, and, except as may be otherwise required by law, each holder of Class B Common Stock issued and outstanding shall not be entitled to vote with respect to each share of Class B Common Stock registered in such holder's name on the books of the Corporation.

     4. Any direct or indirect transfer of issued and outstanding shares of Class B Common Stock other than a Permitted Transfer (as defined herein) or any event or circumstance as a result of which a holder of Class B Common Stock ceases to be a Contracted Holder (as defined herein) shall result in the automatic conversion of the shares of Class B Common Stock being transferred to or held by such non-Contracted Holder into a like number of shares of Class A Common Stock. No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class B Common Stock or Class A Common Stock, as the case may be, issuable upon such conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be, and shall be deemed to have been, converted as of the date of the surrender of the certificates for transfer to a non-Contracted Holder and conversion as hereinbefore provided, or the date on which a holder of Class B Common Stock ceases to be a Contracted Holder. as the case may be, and the person or persons in whose name Class A Common Stock is issuable upon such

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          conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

          The Corporation shall take all such actions as are necessary to cause the shares of Class B Common Stock so convened to be returned to the status of authorized and unissued shares of Class B Common Stock. The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon conversion of all of the then outstanding Class B Common Stock pursuant to this Section 4 or otherwise. The Corporation as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Contracted Holder, may require the furnishing of such affidavits or other proof as it reasonably deems necessary to establish that such transferee is a Contracted Holder. For purposes hereof, (a) "Permitted Transfer" means a direct or indirect transfer of issued and outstanding shares of Class B Common Stock to a Contracted Holder, (b) "Contracted Holder" means any Person who is a party to, or is subject to, an agreement with the Corporation that sets forth rights and obligations associated with the ownership or transfer of Class B Common Stock and, (c) "Person" means and includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. All certificates evidencing shares of Class B Common Stock shall conspicuously note the foregoing restrictions on transfer and automatic conversion terms.

     5. Upon the completion of an underwritten public offering of Common Stock by the Corporation pursuant to an effective registration statement filed by the Corporation with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act of 1933, as amended, all of the shares of Class B Common Stock issued and outstanding as of the date of the completion of such public offering shall be automatically converted into shares of Class A Common Stock on a share for share basis and shall otherwise cease to be outstanding, effective as of the date of the completion of such public offering. All Persons registered as holders of shares of Class B Common Stock on the date of the completion of such public offering shall be treated for all purposes as the record holders of an equal number of shares of Class A Common Stock on such date. The Corporation, as soon as practicable thereafter, will deliver to each of the holders of the shares of Class B Common Stock converted into shares of Class A Common Stock a certificate or certificates for the Class A Common Stock against receipt from such holder of the certificate theretofore representing an equal number of shares of Class B Common Stock. Pending delivery of certificates for shares of Class A Common Stock after the completion of such public offering, certificates for shares of Class B Common Stock so converted shall be deemed to be certificates for an equal number of shares of Class A Common Stock.

     6. Dividends may be paid to the holders of the Class A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are

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          declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid as dividends on Class B Common Stock and shares of Class A Common Stock are paid as dividends on Class A Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock in proportionate amounts, such payment will be deemed to be a like dividend or other distribution.

     7. Subject to the provisions of any series of Preferred Stock at the time outstanding, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to the stockholders of the Corporation shall be distributed to the holders of the Class A Common Stock and Class B Common Stock, on a pro rata basis, based on the number of shares held by each such holder, without regard to class.

     8. If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified, unless a different basis has been approved by the holders of a majority of the outstanding shares of the class of Common Stock adversely affected.

B.   Preferred Stock.

          The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such distinctive designations and such powers, preferences and rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware.

          FIFTH:    The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation. Election of Directors need not be by written ballot.

          SIXTH:    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

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          SEVENTH:  The Corporation shall, to the fullest extent permitted or required by Section 145 of the General Corporation Law of the Sate of Delaware, as the same may be amended and supplemented, indemnify any and all officers or directors to whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

          EIGHTH:   From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article Eighth.

          NINTH:    In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the state of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, without any action on the part of the Stockholders, but the Stockholders may make additional By-Laws and may alter, amend or repeal any By-Law whether adopted by them or otherwise. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation of Salt Holdings Corporation on behalf of the Corporation and does verify and affirm, under penalty of perjury that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 28 day of November, 2001.

                                       SALT HOLDINGS CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:  Scott Kleinman
                                           Title: Secretary

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                      *****

          SALT HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

          That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

          That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

          That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

          IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 30th day of October 2002.

                                       SALT HOLDINGS CORPORATION


                                       -----------------------------------------
                                                                         (Title)


* Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.